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                                                                     EXHIBIT 1.0

                           INDEMNIFICATION AGREEMENT

               This Services Agreement (this "Agreement") is made as of August 18, 1999, by and between TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), and J.P. Morgan Securities Inc., a Delaware corporation ("J.P. Morgan").

                                  BACKGROUND
                                  ----------

               On July 19, 1999, TeleSpectrum became obligated to issue 275,153 shares of its common stock to five of its shareholders in settlement of litigation in relation to IDRC (the "Settlement Shares").

               On August 18, 1999, TeleSpectrum filed a Form S-3 with the Securities and Exchange Commission to register for resale the Settlement Shares.

               J.P. Morgan is facilitating the resale of the Settlement Shares on behalf of the selling shareholders.


                                  WITNESSETH
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               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

               The Company agrees to indemnify and hold harmless J.P. Morgan Securities Inc. ("J.P. Morgan") and each person, if any, who controls J.P. Morgan within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by the Company with the Securities and Exchange Commission on Form S-3 (registration number 333-___), including any documents incorporated by reference therein (the "Registration Statement") or the prospectus contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to J.P. Morgan furnished to the Company in writing by J.P. Morgan expressly for use therein.

               If the indemnification provided for in the foregoing paragraph is unavailable to J.P. Morgan or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying J.P. Morgan thereunder, shall contribute to the amount paid or payable by J.P. Morgan as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and J.P. Morgan on the other hand as well as the relative fault of the Company on the one hand and J.P. Morgan on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and J.P. Morgan on the other hand shall be determined by reference to, among other things,
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     whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.



                                TELESPECTRUM WORLDWIDE INC.



                                By:
                                   ______________________________
                                Name:
                                Title:



                                J.P. MORGAN SECURITIES INC.



                                By:
                                   ______________________________
                                Name:
                                Title: